Exhibit 99.5

CONSENT OF DIRECTOR NOMINEE

I consent to the use of my name as a Director Nominee in the Registration Statement, including in the section “Management,” filed by Liberty Oilfield Services Inc. on Form S-1 and each related Prospectus and each further amendments or supplements thereto.

Dated: April 10, 2017	/s/ William F. Kimble
Name: William. F. Kimble